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                                                                    EXHIBIT 10.4

                            INDEMNIFICATION AGREEMENT

         This Agreement dated as of December 17, 1998 is between Galileo Corporation, a Delaware corporation (the "Company") and Stephen Todd ("Todd"). In order to induce Todd to continue as interim chief financial officer of the Company, as an independent contractor through Argus Management Corp., the Company hereby agrees as follows:

     1.   INDEMNIFICATION.

                  (a) In the event that Todd was or is a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened or pending action, suit or proceeding, or in any inquiry or investigation, whether civil, criminal, administrative, investigative or other, by reason of his service as interim chief financial officer of the Company ("Claim"), the Company shall indemnify Todd to the fullest extent permitted by law against all judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees and all other costs incurred in connection with such Claim. Notwithstanding anything in the Agreement to the contrary, Todd shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Todd against the Company or any director or officer of the Company, unless the Company has consented to the initiation of such Claim.

                  (b) Todd shall promptly (but in no event later than 30 days) after receiving notice of any Claim for which indemnification may be sought hereunder give written notice thereof in reasonable detail to the Company. The Company may elect to defend or compromise, at its own expense, any Claim by its own counsel who shall be reasonably satisfactory to Todd. Todd shall not compromise or settle any Claim without the prior written consent of the Company, which shall not be unreasonably withheld. Todd may participate at his own expense in the defense of any Claim as to which the Company is controlling the defense or settlement. Todd shall cooperate with and assist the Company in all reasonable respects in the defense or settlement of any Claim.

     2. COMPENSATION. The Company shall compensate Todd for any time spent by him that is reasonably necessary or is requested by the Company in connection with any Claim, including interviews, testimony and preparation, at the rate of $100 per hour; provided, however, that such compensation will be reduced by any amounts payable by the Company to Argus Management Corp. for such time spent by Todd. Todd will render monthly bills in reasonable detail for such compensation, payable within thirty days.

     3. EFFECT OF INSURANCE AND TAX BENEFITS. Any amount payable to Todd by the Company hereunder shall be reduced by the proceeds of any insurance recovered by Todd and any tax benefits received by him.

     4. LIABILITY INSURANCE. To the extent that the Company maintains insurance providing directors' and officers' liability insurance, the Company will cause Todd to be covered by such


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insurance, in accordance with its terms, if such coverage is obtainable without additional premium or cost.

     5. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement shall continue in effect regardless of whether Todd continues to serve as interim chief financial officer of the Company. Nothing in this Agreement shall be deemed an agreement by the Company to continue Todd's services in any capacity for any period, and the Company may terminate Todd's services at any time without cause.

     6.  This Agreement shall be governed by the laws of Delaware.

     Executed as one instrument under seal as of the date stated above.

                                                     GALILEO CORPORATION



                                                     By: /s/ Josef W. Rokus
                                                         -----------------------
                                                         Vice President



                                                         /s/ Stephen P. Todd
                                                         -----------------------
                                                         Stephen P. Todd


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